Exhibit 99.1

MEMSIC Announces First Quarter 2009 Financial Results

Revenue and net income above expectations

Andover, MA – May 7, 2009 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS solution provider, combining proprietary MEMS technology with advanced mixed signal processing and system solutions, today announced financial results for the first quarter ended March 31, 2009.

Financial Results

Revenue for the first quarter of 2009 was $6.6 million, a 5% increase from the first quarter of 2008. Net income in the first quarter was $57,000 on a GAAP basis, or $0.00 per diluted share, compared to net income of $1.5 million or $0.06 per diluted share in the first quarter of 2008. On a non-GAAP basis, which excludes stock-based compensation charges of $0.3 million, the Company’s net income was $0.4 million, or $0.02 per diluted share. The Company’s non-GAAP net income for the first quarter of 2008 was $1.8 million, or $0.08 per diluted share, which excludes stock-based compensation charges of $0.3 million.

Dr. Yang Zhao, Chief Executive Officer of MEMSIC said, “Revenue and earnings were above our expectations in the first quarter. Order strength we saw in the fourth quarter from Chinese mobile phone manufacturers continued into the first quarter. Pricing pressure in the current environment remains high and this resulted in lower than historical gross margins in the first quarter, as anticipated. Nonetheless, with continued careful cost management, our revenue upside in Q1 had a positive impact on our bottom line results. Indications so far for Q2 have also been positive, as reflected in our revenue guidance, though visibility beyond the second quarter remains cloudy.”

Zhao continued, “While we continue to be very careful with spending, we are incrementally expanding our R&D budget in order to continue investing in our future with the development of new products and solutions, which we plan to launch in 2009 and beyond. These new products will further broaden and diversify our product line and will be complemented by value-added solution-level products that integrate hardware and software to target the consumer, automotive, and industrial markets. We believe these long-term opportunities combined with our strong balance sheet put MEMSIC in a healthy position to achieve long-term success.”

Outlook

For the second quarter of 2009, MEMSIC anticipates revenue in the range of $8.0 to $8.5 million, based on an expectation of continued near-term strength from Chinese handset manufacturers. GAAP net income for the second quarter of 2009 is anticipated to be in the range of breakeven to $0.02 per diluted share. Non-GAAP net income, which excludes approximately $350,000 in stock-based compensation expenses, is anticipated to be in the range of $0.01 to $0.03 per diluted share. Average diluted share count for the second quarter is estimated to be 24.0 million.

Use of Non-GAAP Financial Measures

A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. MEMSIC is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of MEMSIC’s core operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, exclude non-cash stock-based compensation expense. The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company’s core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Conference Call

Management will hold a conference call and webcast to review and discuss the Company’s results and outlook.

What:	MEMSIC first quarter 2009 financial results conference call and webcast
When:	Thursday, May 7, 2009
Time:	5:00 p.m. ET
Live Call:	(888) 523-1227, domestic
(719) 325-2114, international
Replay:	(888) 203-1112, pass code 9414647, domestic
(719) 457-0820, pass code 9414647, international
Webcast:	http://investor.memsic.com (live and replay)

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and system solutions based on integrated micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its accelerometer products are used to measure tilt, shock, vibration and acceleration, and have a wide range of applications such as mobile phones, automotive safety systems and video projectors. MEMSIC combines proprietary thermal-based MEMS technology and advanced analog mixed signal processing circuitry design into a single chip using a standard complementary metal-oxide semiconductor, or CMOS, process.

For further information, please visit www.memsic.com.

Safe Harbor Statement

Statements included in this press release which are not historical in nature, including statements about MEMSIC’s expected financial results for 2009, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ include those identified under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2008, as well as the following: the current global recession and related disruption in credit markets may adversely affect demand for our products and make it more difficult to accurately forecast our results; our limited operating history makes it difficult to evaluate our business and prospects; our operating results may fluctuate and are difficult to predict and if we do not meet financial expectations of securities analysts or investors, the price of our common stock will likely decline; we do not have long-term purchase commitments from our customers, and our ability to accurately forecast demand for and sales of our products is limited, which may result in excess or insufficient inventory and uncertainty and volatility with respect to our revenue from period to period; we depend on a limited number of customers for a high percentage of our revenues, and the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues; our products are complex and defects in our products could result in a loss of customers, damage to our reputation, decreased revenue, unexpected expenses, loss of market share and warranty and product liability claims; we may not be able to manage our business growth effectively, and failure to do so could strain our management, operating and other resources, which could materially and adversely affect our business and growth potential; and the average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our gross margins and results.

The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Investor Contact:

Garo Toomajanian

ICR, LLC

(978) 738-0900 x240

ir@memsic.com

MEMSIC, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$64,657,181	$64,365,607
Short-term investments	—	1,485,023
Accounts receivable, net of allowance for doubtful accounts of $6,441 as of March 31, 2009 and December 31, 2008	3,436,958	1,884,194
Inventories	5,549,146	6,267,911
Deferred taxes	82,841	78,204
Other assets	1,487,869	969,892

Total current assets	75,213,995	75,050,831
Property and equipment, net	13,688,304	13,351,721
Long-term investments	5,353,000	5,553,000
Intangible assets, net	972,513	978,256
Deferred taxes	44,704	36,439
Other assets	51,529	51,529

Total assets	$95,324,045	$95,021,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,611,980	$1,360,274
Accrued expenses	1,018,767	1,380,071

Total current liabilities	2,630,747	2,740,345
Stockholders’ equity:
Common stock, $0.00001 par value; authorized, 100,000,000 shares; 23,699,425 and 23,694,425 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	237	237
Additional paid-in capital	96,926,233	96,538,040
Accumulated other comprehensive income	2,194,404	2,227,901
Accumulated deficit	(6,427,576)	(6,484,747)

Total stockholders’ equity	92,693,298	92,281,431

Total liabilities and stockholders’ equity	$95,324,045	$95,021,776

MEMSIC, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net sales	$6,574,666	$6,258,228
Cost of goods sold	3,441,642	2,721,037

Gross profit	3,133,024	3,537,191

Operating expenses:
Research and development	1,170,165	780,601
Sales and marketing	576,779	712,097
General and administrative	1,422,697	1,293,526

Total operating expenses	3,169,641	2,786,224

Operating income	(36,617)	750,967

Other income (expense):
Interest and dividend income	257,865	712,519
Interest expense	—	(15,614)
Other, net	3,461	103,920

Total other income (expense)	261,326	800,825

Earnings before income taxes	224,709	1,551,792

Provision for income taxes	167,538	14,622

Net income	$57,171	$1,537,170

Net income per common share:
Basic	$0.00	$0.07

Diluted	$0.00	$0.06

Weighted average shares outstanding used in calculating net income per common share:
Basic	23,698,639	23,491,990

Diluted	23,842,524	23,769,511